UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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JPMorgan Trust II

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRIORITY MESSAGE

Dear Shareholder:

You are among the largest investors in the JPMorgan Large Cap Growth Fund. We have been trying to reach you about an important matter and we very much need your assistance.

This is a timely matter. Please take a minute of your time to call us today at 1-866-342-2676.

Sincerely,

Brian S. Shlissel

President

JPMorgan Trust II

This communication relates to an investment you own in JPMorgan Large Cap Growth Fund. More information on the Fund can be found at J.P. Morgan Asset Management’s Investment Strategy’s website: https://am.jpmorgan.com/us/en/asset-management/adv/funds/

LC-JPM-OBO

Shareholder Name Address 1 Address 2 Address 3 City, State, Zip

PRIORITY MESSAGE

Dear Shareholder:

You are among the largest investors in the JPMorgan Large Cap Growth Fund. We have been trying to reach you about an important matter and we very much need your assistance.

This is a timely matter. Please take a minute of your time to call us today at 1-888-628-1041.

Sincerely,

Brian S. Shlissel

President

JPMorgan Trust II

Your investor ID: 1234567890

This communication relates to an investment you own in JPMorgan Large Cap Growth Fund. More information on the Fund can be found at J.P. Morgan Asset Management’s Investment Strategy’s website: https://am.jpmorgan.com/us/en/asset-management/adv/funds/

LC-JPM-NOBO